Exhibit 99.7

SPECIAL MEETING OF SHAREHOLDERS OF

TRIKON TECHNOLOGIES, INC.

                   , 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” each of the proposals.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.   Proposal to adopt the merger agreement dated as of March 14, 2005 among Trikon Technologies, Inc., Aviza Technology, Inc., New Athletics, Inc., Baseball Acquisition Corp. I and Baseball Acquisition Corp. II and approve the merger of Baseball Acquisition Corp. I with and into Trikon.

		☐	☐	☐

2.   Proposal to approve the amended and restated certificate of incorporation of New Athletics, Inc. substantially in the form attached as Annex B to the proxy statement/prospectus, which is to be effective following the merger transaction.

		☐	☐	☐

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN, AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS PROXY CARD BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON SHOULD YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.

PLEASE COMPLETE EITHER THIS PROPOSAL OR THE INDIVIDUAL SUB-PROPOSALS BELOW, BUT NOT BOTH. You may vote on all sub-proposals to approve the governance and other provisions in the amended and restated certificate of incorporation of New Athletics, Inc. to be contingent and effective upon the completion of the merger transaction by marking the box below. If you mark both this item and any individual proposal below only your vote on this item will be counted.

	2A.Proposal to approve the classified board of directors of New Athletics, Inc. consisting of three classes with each class coming up for election every three years.	☐	☐	☐

	2B.Proposal to approve restrictions on the ability to remove directors of New Athletics.	☐	☐	☐

	2C.Proposal to approve restriction on the ability of New Athletics to hold its first annual meeting prior to the 13-month anniversary of the effective time of the merger transaction.	☐	☐	☐

	2D.Proposal to approve restrictions on the ability of stockholders to act by written consent.	☐	☐	☐

	2E.Proposal to approve restrictions on the ability to amend the bylaws and certain provisions of the amended and restated certificate of incorporation of New Athletics, Inc.	☐	☐	☐

	3. Proposal to approve the New Athletics 2005 Stock Plan.	☐	☐	☐

	4. Proposal to grant discretionary authority to the Trikon board of directors to adjourn or postpone the Trikon special meeting.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

This ballot will be voted as directed or, if no contrary direction is indicated, will be voted “FOR” the election of each of the directors named herein, “FOR” each of the proposals listed, and, with respect to such other matters as may come before the annual meeting and any postponements or adjournments thereof, as said proxies deem advisable.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:                  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TRIKON TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

                    , 2005

The undersigned hereby appoints John Macneil and Martyn Tuffery, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of common stock of Trikon Technologies, Inc., or Trikon, which the undersigned is entitled to vote at the Special Meeting of Stockholders of Trikon to be held at Trikon’s corporate headquarters at Ringland Way, Newport South Wales NP18 2TA, United Kingdom, on                      , 2005, at              local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the proxy statement/ prospectus of Trikon for the special meeting, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. A vote “FOR” the following proposals is recommended by the board of directors of Trikon:

(Continued and to be signed on the reverse side)

14475

SPECIAL MEETING OF SHAREHOLDERS OF

TRIKON TECHNOLOGIES, INC.

                , 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
COMPANY NUMBER
- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote “FOR” each of the proposals.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1.   Proposal to adopt the merger agreement dated as of March 14, 2005 among Trikon Technologies, Inc., Aviza Technology, Inc., New Athletics, Inc., Baseball Acquisition Corp. I and Baseball Acquisition Corp. II and approve the merger of Baseball Acquisition Corp. I with and into Trikon.

		☐	☐	☐

2.   Proposal to approve the amended and restated certificate of incorporation of New Athletics, Inc. substantially in the form attached as Annex B to the proxy statement/prospectus, which is to be effective following the merger transaction.

		☐	☐	☐

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN, AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS ACCOMPANYING THIS PROXY CARD BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON SHOULD YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.

PLEASE COMPLETE EITHER THIS PROPOSAL OR THE INDIVIDUAL SUB-PROPOSALS BELOW, BUT NOT BOTH. You may vote on all sub-proposals to approve the governance and other provisions in the amended and restated certificate of incorporation of New Athletics, Inc. to be contingent and effective upon the completion of the merger transaction by marking the box below. If you mark both this item and any individual proposal below only your vote on this item will be counted.

	2A.Proposal to approve the classified board of directors of New Athletics, Inc. consisting of three classes with each class coming up for election every three years.	☐	☐	☐

	2B.Proposal to approve restrictions on the ability to remove directors of New Athletics.	☐	☐	☐

	2C.Proposal to approve restriction on the ability of New Athletics to hold its first annual meeting prior to the 13-month anniversary of the effective time of the merger transaction.	☐	☐	☐

	2D.Proposal to approve restrictions on the ability of stockholders to act by written consent.	☐	☐	☐

	2E. Proposal to approve restrictions on the ability to amend the bylaws and certain provisions of the amended and restated certificate of incorporation of New Athletics, Inc.	☐	☐	☐

	3. Proposal to approve the New Athletics 2005 Stock Plan.	☐	☐	☐

	4. Proposal to grant discretionary authority to the Trikon board of directors to adjourn or postpone the Trikon special meeting.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting.

This ballot will be voted as directed or, if no contrary direction is indicated, will be voted “FOR” the election of each of the directors named herein, “FOR” each of the proposals listed, and, with respect to such other matters as may come before the annual meeting and any postponements or adjournments thereof, as said proxies deem advisable.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.